UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
March 10, 2009 (March 10, 2009)
ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027

(Address of Principal Executive Offices) (Zip Code)
(615) 771-7575
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 10, 2009, the Registrant announced its results of operations for the fourth quarter and year ended December 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
The information furnished pursuant to Item 2.02 herein, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensation arrangements with Certain Officers.
Effective March 9, 2009, the Company and Raymond L. Tyler entered into an Amendment No. 1 to Amended and Restated Employment Agreement (the “Amendment”). Pursuant to the Amendment, Mr. Tyler will serve as Senior Vice President of Nursing Home Operations with an annual base salary of $250,000. The Base Salary shall be reviewed annually and shall be subject to increase according to the policies and practices adopted by the Company from time to time.
The Amendment further provides for additional payments of $25,000 on June 30, 2009 and $25,000 on December 31, 2009, provided that Mr. Tyler is still employed by the Company on each such date. In the event that Mr. Tyler is terminated without cause or leaves as a result of a constructive discharge, as each is defined in the agreement, he shall be entitled to a lump sum equal to the greater of (i) 100% of his Base Salary as in effect at the time of the termination, or (ii) $308,000. The definition of constructive discharge is expanded in the Amendment to include if the Company hires a new Chief Operating Officer; provided Mr. Tyler provides the Company with written notice within 45 days of the commencement of employment of the new COO, and provided further that this right shall extend to only the first such new COO hired.
Long –Term Incentive Grants
In connection with the Company’s 2008 performance, the Compensation Committee granted stock-only stock appreciation rights (“SOSARs”) effective March 13, 2009. SOSARs are stock appreciation rights that are settled in shares of Company stock. The SOSARs will have an exercise price equal to the average of the high and low price of the stock on the date of grant and vest one-third on each of the 1st, 2nd and 3rd anniversaries of the date of grant. Since the value of the SOSAR to the recipient is dependent on the increase in the value of the underlying stock, an award of this nature is also aligned with the interests of the shareholders. The following table discloses the SOSARs granted to each of the Named Executive Officers.

Named Executive Officer	SOSAR Grant
William R. Council, III	25,000
Raymond L. Tyler	15,000
L. Glynn Riddle	10,000

2008 Bonuses
The Compensation Committee approved the payment of bonuses for the Named Executive Officers based upon the Company’s and their individual performance in 2008, as follows:

Named Executive Officer	2008 Bonus
William R. Council, III	53,000
Raymond L. Tyler	20,000
L. Glynn Riddle	25,000
Mr. Council has elected to receive $26,500 of his cash bonus in restricted stock units. Mr. Tyler has elected to receive $10,000 of his cash bonus in restricted stock units and Mr. Riddle has elected to receive $12,500 of his cash bonus in restricted stock units. The price for the restricted stock units shall be equal to 85% of the closing price of the Company’s stock on March 13, 2009, the date the cash bonuses are to be paid.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

Number	Exhibit

99.1	Press Release dated March 10, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: March 10, 2009

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated March 10, 2009.